3756 Central Avenue	NEWS RELEASE
Riverside, CA 92506
(951) 686-6060

PROVIDENT FINANCIAL HOLDINGS
ANNOUNCES CFO SUCCESSION

Riverside, Calif. – December 1, 2023 – Provident Financial Holdings, Inc. (“Company” or “Provident”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank” or “Provident”), today announced that Tam B. Nguyen has been appointed Senior Vice President, Chief Financial Officer, and Corporate Secretary of the Company and the Bank, effective January 2, 2024 succeeding Donavon P. Ternes who will become President and Chief Executive Officer on the same date.  Ms. Nguyen transitions to the new role from her current position of Vice President, Chief Accounting Officer and Controller of the Bank having served in those roles since September 2022.  Prior to that, Ms. Nguyen served the Bank as Vice President and Controller from her first employment date in October 2016 to September 2022.  At a later date, the Bank will select a person to fill the Controller position but the Chief Accounting Officer position will be eliminated subsequent to January 2, 2024.

Chairman and Chief Executive Officer Craig G. Blunden commented, “I am pleased to announce Tam’s promotion today and have been monitoring her performance through the years as she has assumed ever increasing duties and responsibilities.  The Board of Directors and I are convinced that she is ready to take the next step and join the senior management team at Provident.  We take great pride in the fact that we are developing the future leaders of the Company from within.  Tam, together with her colleagues, will continue our community banking focus which is conservative and easily understood, and has served our local customers and communities very well for many years.”

Ms. Nguyen’s professional designations include Certified Public Accountant, Chartered Global Management Accountant, and Certified Management Accountant.  Her educational background includes a Master of Business Administration from California State University, San Marcos, and a Bachelor of Arts in Economics and a Bachelor of Science in Biochemistry/Cell Biology both from the University of California, San Diego.  Ms. Nguyen is also a member of the American Institute of Certified Public Accountants, the Institute of Management Accountants, and the Financial Managers Society.

About Provident

With over $1.3 billion in total assets and 13 retail banking centers, Provident is the largest independent community bank headquartered in Riverside County, California, and has been serving the financial needs of its community since 1956.  Provident’s community banking operations primarily consist of accepting deposits from customers and businesses within the communities surrounding its full-service offices and investing those funds in single-family, multi-family, commercial real estate, construction, commercial business, consumer, and other loans.

Safe-Harbor Statement

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

Contact:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer